Exhibit 21.1

American Land Lease, Inc.

Subsidiaries of the Registrant

Asset Investors Operating Partnership, L.P.	Delaware limited partnership
ALL TRS Holding Company, Inc.	Delaware corporation
ALL Homes Corp.	Delaware corporation
Lakeshore Utilities Inc.	Delaware corporation
Lakeshore Utilities, L.L.C.	Delaware limited liability company
Asset Investors Secured Financing Corp.	Delaware corporation
Asset Investors Finance Corp.	Maryland corporation
CAX DTR Securitization Corp.	Delaware corporation
Riverside Golf Course Community, L.L.C.	Delaware limited liability company
Riverside Utilities, L.L.C.	Delaware limited liability company
Riverside Golf Course and Marina, L.L.C.	Delaware limited liability company
Savanna Eagles Retreat, L.L.C.	Delaware limited liability company
Savanna Links, L.L.C.	Delaware limited liability company
Savanna Preserve, L.L.C.	Delaware limited liability company
Crystal Bay, L.L.C.	Delaware limited liability company
Crystal Bay Community Maintenance, L.L.C.	Delaware limited liability company
ALL Management, L.L.C.	Delaware limited liability company
ALL Services, L.L.C.	Delaware limited liability company
AIOP Brentwood West, L.L.C.	Delaware limited liability company
AIOP Gulfstream Harbor, L.L.C.	Delaware limited liability company
AIOP Gulfstream Outlots, L.L.C.	Delaware limited liability company
AIOP Lost Dutchman Notes, L.L.C.	Delaware limited liability company
AIOP Mullica, L.L.C.	Delaware limited liability company
AIOP Serendipity, L.L.C.	Delaware limited liability company
AIOP Florida Properties I, L.L.C.	Delaware limited liability company
AIOP Florida Properties II, L.L.C.	Delaware limited liability company
Prime-Forest Partners	Florida general partnership
Community Brentwood Joint Venture	Delaware general partnership
Community Savanna Club Joint Venture	Delaware general partnership
Community Sunlake Joint Venture	Delaware general partnership
Community Blue Heron Pines Joint Venture	Delaware general partnership
CR Golf Course Management, L.L.C.	Delaware limited liability company
CAX Cypress Greens, L.L.C.	Delaware limited liability company
CAX Lakeshore, L.L.C.	Delaware limited liability company
CAX La Casa Blanca, L.L.C.	Delaware limited liability company
CAX La Casa Blanca East, L.L.C.	Delaware limited liability company
CAX Rancho Mirage, L.L.C.	Delaware limited liability company
CAX Saddlebrook, L.L.C.	Delaware limited liability company
Casa Encanta Commercial, L.L.C.	Arizona limited liability company
Fiesta MHP Investors, L.L.C.	Arizona limited liability company
Fiesta SPE, L.L.C.	Arizona limited liability company

Fiesta Manager SPE, L.L.C.	Arizona limited liability company
Foley Grove Community, L.L.C.	Delaware limited liability company
Fox Creek Reserve, L.L.C.	Delaware limited liability company
Park Place Community, L.L.C.	Delaware limited liability company
Park Royale MHP, L.L.C.	Delaware limited liability company
Royal Palm Village, LLC	Georgia limited liability company
Sun Valley Arizona L.L.C.	Delaware limited liability company
Woodlands Church Lake, L.L.C.	Delaware limited liability company